                                                                   EXHIBIT 10.15

           SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE (SCPIE) Retirement Plan for Outside Governors and Affiliated Directors


EFFECTIVE DATE OF PLAN:  January 1, 1994

ARTICLE I
Purpose

1.1 The purpose of this Retirement Plan is to provide Governors of SCPIE and Directors of SCPIE Affiliates who are not employees of SCPIE or SCPIE Affiliates with benefit payments after retirement in recognition of their service to the Company and the SCPIE Affiliates and to ensure that the overall compensation for Governors and Directors is adequate to attract and retain highly qualified individuals.

ARTICLE II
Definitions

2.1 "Board" or "Board of Governors" means the Board of Governors of the Company.

2.2      "Company" means Southern California Physicians Insurance Exchange
         (SCPIE).

2.3 "Directors" means an individual serving on the Board of Directors of a SCPIE Affiliate who is not an employee of the Company or a SCPIE Affiliate during the period he is serving on such a Board of Directors.

2.4 "Governor" means an individual serving on the Board of Governors who is not an employee of the Company or a SCPIE Affiliate during the period he is serving on the Board.

2.5 "Participant" means a Governor or Director who is eligible for or entitled to receive benefits under this plan.

2.6 "Plan" means this Retirement Plan for Outside Governors and Affiliated Directors effective January 1, 1994.

2.7 "SCPIE Affiliates" means each of SCPIE Management Company, a California corporation, and Organization of Southern California Physicians, Inc., a California nonprofit corporation.

2.8 "Service" means any period during which an individual is serving on the Board of Governors of the Company as a Governor or on the Board of Directors of a SCPIE Affiliate as a Director, excluding service as an employee.

ARTICLE III
Eligibility

3.1 All Governors of the Company, who are duly elected, shall be eligible to participate in this Plan as of January 1, 1994, or the effective date of their first election as a Governor, whichever is later. Governors who have retired from the Board or who otherwise were not serving on the Board as of the effective date of this Plan or the date designated by the Board and are not later elected to the Board are not eligible for benefits. All Directors who are designated in writing by the Board shall be eligible to participate in this Plan as of the date designated by the Board.

3.2 A Governor or a Director shall be eligible for retirement benefits hereunder upon completion of at least five (5) years of Service.

ARTICLE IV
Retirement Benefits

4.1 Participants shall be paid an annual retirement benefit in accordance with the terms and conditions of this Plan.

4.2 A participant's annual retirement benefit shall be $12,000 per year. The last payment may be a pro rata portion of $12,000.

4.3 A Participant shall be credited with Service for any period during which he served on the Board of Directors of the Company as a Governor or on the Board of Directors of a SCPIE Affiliate as a Director.

4.4 Benefits will be paid for a period equal to one-half the number of years of Service, including partial years of Service.

4.5 Payment of retirement benefits hereunder shall be in the form of annual payments commencing on the first day of the month following the date of retirement.

4.6 In the event a Participant dies prior to retirement from the Board or the Board of Directors of a SCPIE Affiliate but after completing five years of Service, his surviving spouse will be entitled to receive the retirement benefits the Governor or Director would have received if he had retired on the day preceding his death, provided however that all benefits shall cease upon the death of the surviving spouse.

4.7 In the event a Participant dies after retirement from the Board or the Board of Directors of a SCPIE Affiliate but before receiving all Plan benefits, his surviving spouse will be entitled to receive the unpaid portion of his retirement benefits, provided however that all benefits shall cease upon the death of the surviving spouse.

ARTICLE V
Status of the Plan

5. This Plan is a nonqualified supplemental retirement plan. As such, all payments from this Plan shall be made from the general assets of the Company. This Plan shall not require the Company to set aside, segregate, earmark, pay into a trust or special account, or otherwise restrict the use of its assets in the operations of its business. A Participant shall have no greater right or status than as an unsecured creditor of the Company with respect to any amounts owed to any Participant hereunder.

ARTICLE VI
Rights Nonassignable

6.1 All payments to persons entitled to benefits hereunder shall be made to such persons and shall not be grantable, transferable, or otherwise assignable in anticipation or payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons or by operation of law. In addition, such payments shall not be subject to garnishment, attachment, or any other legal process of creditors of such persons.

ARTICLE VII
Administration

7.1 Full power and authority to construe, interpret, and administer this Plan shall be vested in the Board. The Board shall have full power and authority to make each determination provided for in this Plan. All determinations made by the Board shall be conclusive and binding upon the Company and each Participant or former Participant.

ARTICLE VIII
Plan Termination

8.1 The Board of Governors may terminate this Plan at any time. Upon termination of the Plan, benefits shall continue to be paid in accordance with Article IV to any Participant who is receiving benefits prior to the date of termination of the Plan. All other Participants on the date of termination will become 100% vested in the benefits accrued prior to the date the Plan was terminated, and will be paid in accordance with Article IV. The Company will be responsible for the payment of all benefits earned prior to the date of Plan termination. No additional benefits shall accrue for Service after the date of Plan termination.

ARTICLE IX
Amendment

9.1 The Board of Governors may, in its discretion, amend this Plan from time to time. In addition, the Board may from time to time amend this Plan to make such administrative changes as it may deem necessary or desirable. No such amendment shall decrease the benefits to which any Participant would have been entitled under Article IV and VIII if the Plan has been terminated on the effective date of such amendment.

ARTICLE X
Liquidation

10.1 Notwithstanding Article VIII and IX, if the Company is liquidated, the Board shall have the right to determine the present value of the total amount payable under Article VIII to all Participants and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time as the Board determines to be just and equitable.

ARTICLE XI
Miscellaneous

11.1 If the person to receive payment is deemed by the Board or is adjudged to be legally incompetent, the payments shall be made to duly appointed guardian of such incompetent, or they may be made to such person or persons who the Board believes are caring for or supporting such incompetent; and the receipt by such persons or persons shall be a complete acquittance for the payment of the benefit.

11.2 The expenses of administration hereunder shall be borne by the Company.

11.3 This Plan shall be construed, administered, and enforced according to the laws of the State of California.

11.4 The masculine pronouns shall be deemed to include the feminine, and the singular to include the plural, unless a different meaning is plainly intended by context.

ARTICLE XII
Effective Date

12.1     The effective date of this Plan is January 1, 1994.

                 Executed this 26th day of October, 1994.

                          SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE


                          By:   /s/ DR. ALLAN K. BRINEY
                              ---------------------------

Attest:   /s/ DR. MITCHELL KARLAN
       --------------------------------------------

Date:         October 31, 1994
       --------------------------------------------

                                AMENDMENT NO. 1
                                       TO
          SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE ("SCPIE")
                              RETIREMENT PLAN FOR
                   OUTSIDE GOVERNORS AND AFFILIATED DIRECTORS


         The Southern California Physicians Insurance Exchange ("SCPIE") Retirement Plan for Outside Governors and Affiliated Directors (the "Plan") is hereby amended as follows:

   Section 8.1 of the Plan shall be deleted and replaced with the following:

                 "8.1 The Plan will be terminated as of December 31, 1996. Upon termination of the Plan, benefits shall continue to be paid in accordance with Article IV to any Participant who is receiving benefits prior to the date of termination of the Plan. All other Participants on the date of termination will become 100% vested in the benefits accrued prior to the date the Plan was terminated, and will be paid in accordance with Article IV. The Company or its successor will be responsible for the payment of all benefits earned prior to the date of Plan termination. No additional benefits shall accrue for Service after the date of Plan termination."

         Executed this 21st day of March, 1996.

                          SOUTHERN CALIFORNIA PHYSICIANS
                                  INSURANCE EXCHANGE

                          By:     SCPIE MANAGEMENT COMPANY,
                                  Attorney-In-Fact

                          By:       /s/ JOSEPH P. HENKES
                                  ------------------------------------------
                                    Joseph P. Henkes, Assistant Secretary